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                                                                      EXHIBIT 21


                        Subsidiaries of MIM Corporation
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

Name of Subsidiary                  State of Organization
- ------------------                  ---------------------
1.  Pro-Mark Holdings, Inc.               Delaware
2.  MIM Strategic Marketing, LLC        Rhode Island

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